Via Courier and Email September 16, 2019

Fortem Resources Inc.
67 East 5th Avenue
Vancouver, BC V5T 1G7

mcaetano@fortemresources.com

Attention: Michael Caetano, Director & COO

Dear Sir:

Re: Extension of Deferred Closing Time under the Asset Sale Agreement (the "Agreement") dated September 14, 2018 between [redacted] (the "Vendor") and Fortem Resources Inc. doing business under the assumed name of Big Lake Energy Ltd. (the "Purchaser")

Pursuant to ongoing discussions between the Parties, the Parties agree as follows:

1. The Vendor is prepared to further extend the Deferred Closing Time under the Agreement to November 19, 2019, or such alternative time as the Parties may agree to in writing, provided that the Purchaser pay to Vendor one hundred thousand ($100,000.00) dollars on or before October 18, 2019 (the "October 2019 Deposit").

2. If Purchaser fails to pay the October 2019 Deposit to Vendor, the Parties agree that such failure will be treated as a default by the Purchaser as of October 18, 2019, pursuant to, and subject to, Section 2.02(b) of the Agreement.

3. The Parties agree that the October 2019 Deposit, the July 2019 Deposit (as defined in the extension letter between the Parties dated June 10, 2019), the Further Deposit (as defined in the extension letter between the Parties dated March 13, 2019), the Initial Deposit and the Additional Deposit, hereby form part of the Deposit and will be subject to all terms and conditions relating to the Deposit as set forth in the Agreement.

4. In addition to the foregoing, the Purchaser shall have the option to further extend the Deferred Closing Time to December 17, 2019 (the "December Extension") if:

(a) the Purchaser pays to the Vendor the October 2019 Deposit and the Deferred Closing Time is extended in accordance with this extension letter;

(b) the Purchaser provides written notice to Vendor by November 12, 2019 requesting a further extension of the Deferred Closing Time under the Agreement; and

(c) Purchaser pays to Vendor one hundred thousand ($100,000.00) dollars on or before November 19, 2019.

The Parties agree that they will enter into a separate extension letter in form and substance similar to sections 1-3 of this extension letter for the December Extension upon Purchaser providing written notice to Vendor in accordance with Section 4(b) of this extension letter. The December Extension shall not be effective unless and until the Parties enter into a separate extension letter.

5. Unless otherwise defined herein, each capitalized term which is used herein shall have the meaning ascribed to it in the Agreement.

If the Purchaser is in agreement to the terms set out herein, please sign and date this letter and return a copy to [redacted].

Regards,

[redacted]

[redacted]

FORTEM RESOURCES INC.

Michael Caetano
Director & Chief Operating Officer
Date: SEPT 17, 2019